Exhibit 10.1
TRW AUTOMOTIVE INC.
EXECUTIVE OFFICER
CASH INCENTIVE AWARD AGREEMENT
     This Cash Incentive Award Agreement (this “Agreement”), is entered into and made effective as of                                         , 20___ (the “Grant Date”), by and between TRW Automotive Inc., a Delaware corporation (the “Company”), and                                          (the “Executive”). This Award is granted by the Compensation Committee of the Company’s Board of Directors (the “Committee”).
     Section 1. Definitions.
          (a) “Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
          (b) “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.
          (c) “Award” shall mean the cash incentive award granted pursuant to this Agreement and calculated pursuant to Section 2.
          (d) “Baseline Share Price” shall mean, for each tranche, the Fair Market Value of a Share on the applicable date identified below:
Tranche A: Grant Date
Tranche B: first anniversary of the Grant Date
Tranche C: second anniversary of the Grant Date
provided that, if any such date the Shares do not trade (because the date is not a business day or for any other reason), then the Fair Market Value on the immediately preceding date on which the Shares trade shall be used.
          (e) “Cash Incentive Target” shall mean the initial value of the total cash target for the three-year plan period, as set forth in Section 2.
          (f) “Cause” shall have the meaning given to such term in the Closing Date Employment Agreement or, if not defined therein or if there is no such agreement, “Cause” means (i) such Executive’s continued failure substantially to perform such Executive’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or any of its Subsidiaries or Affiliates to the Executive of such failure, (ii) dishonesty in the performance of the Executive’s duties, (iii) such Executive’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Executive’s willful malfeasance or willful misconduct in connection with such Executive’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates or (v) such Executive’s breach of any non-competition, non-solicitation or confidentiality provisions to which the Executive is subject.
          (g) “Change in Control” shall mean (A) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Act) other than Automotive Investors L.L.C. (“AI”) or any of its Affiliates, (B) any person or group, other than Holdings, AI or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of Holdings or the Company, including by way of merger, consolidation or otherwise and AI or any of its Affiliates do not control the Board of Directors of Holdings (the “Holdings Board”) or the Board of Directors of the Company, (C) any “person” or “group” (as defined above) other than Holdings, AI or its Affiliates acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of such person or group) ownership of stock of Holdings or the Company possessing 30 percent or more of the total voting power of the stock of Holdings or the Company, as applicable, or (D) a majority of the members of the Holdings Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Holdings Board, as it was constituted at the beginning of such 12-month period.
          (h) “Closing Date” shall mean February 28, 2003.
          (i) “Closing Date Employment Agreement” shall mean a written employment agreement between the Company or any of its Subsidiaries and the Executive which is or was entered into as of or after the Closing Date (as the same may be amended, modified or supplemented in accordance with the terms thereof).
          (j) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.
          (k) “Determination Date” shall mean the last day of the applicable Determination Period.
          (l) “Determination Period” shall mean the ninety (90) calendar days immediately following each of the first (for Tranche A), second (for Tranche B) and third (for Tranche C) year anniversaries of the Grant Date, as applicable.
          (m) “Disability” shall have the meaning given such term in the Closing Date Employment Agreement or, if not defined therein or if there shall be no such agreement, “disability” of the Executive shall have the meaning ascribed to such term in the long-term disability plan or policy maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined in Section 1563 of the Code), as in effect from time to time.
          (n) “Fair Market Value” of a Share on a given date shall mean the closing price of a Share as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of a Share on the NYSE composite tape on such date, then the closing price of a Share as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape. If at any time the Shares are no longer listed or traded on the NYSE, the Fair Market Value of a Share shall be determined by the Committee in its sole but reasonable discretion from time to time.
          (o) “Good Reason” shall have the meaning given to such term in the Closing Date Employment Agreement.
          (p) “Holdings” shall mean TRW Automotive Holdings Corp., a Delaware corporation.
          (q) “NYSE” shall mean the New York Stock Exchange.
          (r) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
          (s) “Retirement” shall mean the Executive’s voluntary Termination of Employment on or after the date that such Executive becomes Retirement Eligible.
          (t) “Retirement Eligible” shall mean satisfaction of the requirements for early or normal retirement under a defined benefit pension plan maintained by the Company or one or more members of the Company’s controlled group of corporations (as defined by Section 1563 of the Code) and receipt of pension benefits in accordance with such requirements as soon as administratively practicable following the last date of active employment with the Company or its controlled group of corporations.
          (u) “Share Price” shall mean the average Fair Market Value of a Share during the Determination Period applicable to each tranche.
          (v) “Shares” shall mean shares of the common stock, par value $0.01 per share, of Holdings.
          (w) “Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code.
          (x) “Termination of Employment” shall mean a separation from service from the Company and all of its controlled group members (as defined by Section 1563 of the Code).
          (y) “Tranche Target Value” shall mean the initial value of each tranche of the Award, as set forth in Section 2(a).
          (z) “Tranche Value Adjustment” shall mean the percentage by which the Tranche Target Value is increased or decreased under Section 2(b), based on the applicable Share Price pursuant to the formula attached hereto as Exhibit A.
     Section 2. Grant of Cash Incentive Award. The Company hereby grants to the Executive an Award subject to the terms and conditions stated in this Agreement. The amount of the Award shall be equal to the Target Value specified under Section 2(a) as adjusted pursuant to Section 2(b).
          (a) Target Value. The Cash Incentive Target of the Award is $                                        , which is subject to the terms and conditions stated in this Agreement and which shall be divided into three tranches and subject to adjustment as follows:
          (b) Adjustment to the Target Value. Each Tranche Target Value shall be increased or decreased, as applicable, on the applicable Determination Date by multiplying the Tranche Target Value for such tranche by the Tranche Value Adjustment percentage on such date, as determined under Exhibit A with reference to the calculated Share Price as of that date, to establish the adjusted value of each such tranche (referred to respectively as Tranche A Adjusted Value, Tranche B Adjusted Value, and Tranche C Adjusted Value), as follows:
               (i) Tranche A. On the applicable Determination Date, $                                         (“Tranche A”), shall be multiplied by the Tranche Value Adjustment percentage under Exhibit A, determined with reference to the calculated Share Price during the applicable Determination Period to establish the adjusted value of Tranche A (“Tranche A Adjusted Value”).
               (ii) Tranche B. On the applicable Determination Date, $                                         (“Tranche B”) shall be multiplied by the Tranche Value Adjustment percentage under Exhibit A, determined with reference to the calculated Share Price during the applicable Determination Period to establish the adjusted value of Tranche B (“Tranche B Adjusted Value”).
               (iii) Tranche C. On the applicable Determination Date, $                                         (“Tranche C”) shall be multiplied by the Tranche Value Adjustment percentage under Exhibit A, determined with reference to the calculated Share Price during the applicable Determination Period to establish the adjusted value of Tranche C (“Tranche C Adjusted Value”).
Each of the adjusted values so determined shall be payable to the Executive in accordance with Section 3, provided the vesting requirements under Section 4 have been satisfied at that time.
     Section 3. Payment of the Awards. Subject to the vesting requirements of Section 4 and Section 5, if a particular tranche has a neutral or positive adjusted value determined in accordance with Section 2(b), then such adjusted value shall be payable to the Executive as soon as administratively practicable within 30 days after the Determination Date. In no event, however, shall any such payment, to the extent vested, be made later than March 15 of the calendar year following the calendar year in which the tranche vests under Section 4 or 5.
     Section 4. Service-Vesting Requirement. Except as otherwise provided in Section 5, on the applicable date indicated below, Executive shall become vested and entitled to receive the adjusted value of each tranche as and when determined under Section 2(b), provided the Executive remains continuously employed with the Company or one of its Subsidiaries or Affiliates through the date indicated:

Tranche A: first anniversary of the Grant Date
Tranche B: second anniversary of the Grant Date
Tranche C: third anniversary of the Grant Date
Once this requirement has been satisfied the adjusted tranche value shall thereafter be payable in accordance with Section 3.
     Section 5. Vesting Upon Certain Events.
          (a) Death. In the event of the Executive’s death prior to satisfying the vesting requirements under Section 4, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid to the Executive’s designated beneficiary as soon as administratively practicable following the date of death, but in no event later than 60 days thereafter (or, if the date of death occurs within a Determination Period for a particular tranche, 60 days after the applicable Determination Date). If no beneficiary has been designated, payment will be made to the Executive’s surviving spouse or if there is no surviving spouse, to the Executive’s estate. All other amounts hereunder are immediately forfeited and shall not be payable. The pro rata portion of the Award shall be determined as follows:
               (i) In the event of the Executive’s death prior to the first anniversary of the Grant Date, the pro rata portion of the Award shall be equal to Tranche A, without regard to any adjustment under Section 2(b)(i), multiplied by a fraction, the numerator of which is the number of completed calendar months from the Grant Date to the date of death and the denominator of which is 12.
               (ii) In the event of the Executive’s death after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1) and (2):
(1)	Tranche A Adjusted Value, as determined by Section 2(b)(i), unless previously paid; plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the first anniversary of the Grant Date to the date of death and the denominator of which is 12.
               (iii) In the event of the Executive’s death after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1), (2), and (3):
(1)	Tranche B Adjusted Value, as determined by Section 2(b)(ii), unless previously paid; plus

(2)	Tranche C, without regard to any adjustment under Section 2(b)(iii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the second anniversary of the Grant Date to the date of death and the denominator of which is 12.
          (b) Disability. In the event of the Executive’s Termination of Employment due to Disability prior to satisfying the vesting requirements under Section 4, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of Termination of Employment due to Disability, but in no event later than 60 days thereafter (or, if the date of Disability occurs within a Determination Period for a particular tranche, 60 days after the applicable Determination Date). All other amounts hereunder are immediately forfeited and shall not be payable. The pro rata portion of the Award shall be determined as follows:
               (i) In the event of the Executive’s Termination of Employment due to Disability prior to the first anniversary of the Grant Date, the pro rata portion of the Award shall be equal to Tranche A, without regard to any adjustment under Section 2(b)(i), multiplied by a fraction, the numerator of which is the number of completed calendar months from the Grant Date to the date of Termination of Employment due to Disability and the denominator of which is 12.
               (ii) In the event of the Executive’s Termination of Employment due to Disability after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1) and (2):
(1)	Tranche A Adjusted Value, as determined by Section 2(b)(i), unless previously paid; plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the first anniversary of the Grant Date to the date of Termination of Employment due to Disability and the denominator of which is 12.
               (iii) In the event of the Executive’s Termination of Employment due to Disability after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1), (2), and (3):
(1)	Tranche B Adjusted Value, as determined by Section 2(b)(ii), unless previously paid; plus

(2)	Tranche C, without regard to any adjustment under Section 2(b)(iii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the second anniversary of the Grant Date to the date of Termination of Employment due to Disability and the denominator of which is 12.
          (c) Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for Good Reason. In the event of the Executive’s involuntary Termination of Employment without Cause or voluntary Termination of Employment for Good

Reason, prior to satisfying the vesting requirements under Section 4, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of such Termination of Employment, but in no event later than 60 days thereafter (or, if the date of such Termination of Employment occurs within a Determination Period for a particular tranche, 60 days after the applicable Determination Date). All other amounts hereunder are immediately forfeited and shall not be payable. The pro rata portion of the Award shall be determined as follows:
               (i) In the event such Termination of Employment occurs prior to the first anniversary of the Grant Date, the pro rata portion of the Award shall be equal to Tranche A, without regard to any adjustment under Section 2(b)(i).
               (ii) In the event such Termination of Employment occurs after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1) and (2):
(1)	Tranche A Adjusted Value, as determined by Section 2(b)(i), unless previously paid; plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii).
               (iii) In the event such Termination of Employment occurs after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1), (2), and (3):
(1)	Tranche B Adjusted Value, as determined by Section 2(b)(ii), unless previously paid; plus

(2)	Tranche C, without regard to any adjustment under Section 2(b)(iii).
          (d) Retirement. In the event of the Executive’s Retirement, prior to satisfying the vesting requirements under Section 4, a pro rata portion of the Award, determined as set forth below, is immediately vested and shall be paid as soon as administratively practicable following the date of Retirement, but in no event later than 60 days thereafter (or, if the date of Retirement occurs within a Determination Period for a particular tranche, 60 days after the applicable Determination Date). All other amounts hereunder are immediately forfeited and shall not be payable. The pro rata portion of the Award shall be determined as follows:
               (i) In the event of the Executive’s Retirement prior to the first anniversary of the Grant Date, the pro rata portion of the Award shall be equal to Tranche A, without regard to any adjustment under Section 2(b)(i), multiplied by a fraction, the numerator of which is the number of completed calendar months from the Grant Date to the date of Retirement and the denominator of which is 12.

               (ii) In the event of the Executive’s Retirement after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1) and (2):
(1)	Tranche A Adjusted Value, as determined by Section 2(b)(i), unless previously paid; plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the first anniversary of the Grant Date to the date of Retirement and the denominator of which is 12.
               (iii) In the event of the Executive’s Retirement after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the pro rata portion of the Award shall be the sum of (1), (2), and (3):
(1)	Tranche B Adjusted Value, as determined by Section 2(b)(ii), unless previously paid; plus

(2)	Tranche C, without regard to any adjustment under Section 2(b)(iii), multiplied by a fraction, the numerator of which is the number of completed calendar months from the second anniversary of the Grant Date to the date of Retirement and the denominator of which is 12.
          (e) Change in Control. In the event of a Change in Control, prior to the satisfaction of the vesting requirements of Section 4, the Award shall be immediately 100 percent vested and shall be paid as soon as administratively practicable following the date of the completion of the Change in Control, but in no event later than 60 days thereafter (or, if the date of the Change in Control occurs within a Determination Period for a particular tranche, 60 days after the applicable Determination Date). The amount of the Award shall be determined as follows:
               (i) In the event the Change in Control is completed prior to the first anniversary of the Grant Date, the Award shall be the sum of (1), (2), and (3):
(1)	Tranche A, without regard to any adjustment under Section 2(b)(i), plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii), plus

(3)	Tranche C, without regard to any adjustment under Section 2(b)(iii).
               (ii) In the event the Change in Control is completed after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the Award shall be the sum of (1), (2), and (3):

(1)	Tranche A Adjusted Value, as determined by Section 2(b)(i), unless previously paid; plus

(2)	Tranche B, without regard to any adjustment under Section 2(b)(ii); plus

(3)	Tranche C, without regard to any adjustment under Section 2(b)(iii).
               (iii) In the event the Change in Control is completed after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the Award shall be the sum of (1), (2), and (3):
(1)	Tranche B Adjusted Value, as determined by Section 2(b)(ii), unless previously paid; plus

(2)	Tranche C, without regard to any adjustment under Section 2(b)(iii).
          (f) Other Termination of Employment. In the event of the Executive’s Termination of Employment for any reason other than an event specified above, prior to satisfying the vesting requirements of Section 4 or 5, any unvested tranche of the Award is immediately forfeited in its entirety and shall not be payable.
          (g) Rules of Construction. In the event that more than one event occurs under this Section 5, the first event to occur shall be controlling and shall determine the timing and amount of the Award payable. If the adjusted value of any tranche of the Award has been paid, the provisions of Section 5 shall not be construed as to require a second payment of such amounts. Under no circumstances shall any provision of this Agreement be construed so as to require payment to the Executive in excess of the Award amount calculated under Section 2(b).
     Section 6. Miscellaneous.
          (a) Binding Agreement. This Agreement is binding on and enforceable by and against the parties, their successors, legal representatives and assigns.
          (b) Entire Agreement. This Agreement constitutes the whole agreement between the parties relating to the subject matter hereof and supersedes any prior agreements or understandings related to such subject matter.
          (c) Amendment of this Agreement. This Agreement may not be amended, modified, or supplemented except by a written instrument executed by each of the parties hereto.
          (d) Restrictions on Transfer. The Award may not be sold, assigned, transferred, encumbered, hypothecated or pledged in any manner (whether by operation of law or otherwise) other than by will or applicable laws of decent and distribution.
          (e) No Right to Continued Employment. The Executive’s right, if any, to continue to serve the Company or its Subsidiaries or Affiliates as an employee or otherwise will not be enlarged or otherwise affected by this Agreement. This Agreement does not restrict the right of the Company or its Subsidiaries or Affiliates to terminate the Executive’s employment at any time.
          (f) Changes in Capitalization. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, or any distribution to stockholders other than a normal cash dividend, the Committee shall make an appropriate adjustment to the Share Price as may be determined in the sole but reasonable discretion of the Committee, and such adjustments shall be final, conclusive and binding for all purposes.
          (g) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Agreement shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Agreement, and if the making of any payment in full or the provision of any other benefit required under this Agreement in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Agreement.
          (h) Waiver. Any party’s failure to insist on compliance with or enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.
          (i) General Rules of Construction. The headings given to the Sections of this Agreement are solely as a convenience to facilitate reference, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. The reference to any statute, regulation or other provision of law shall be construed to include any amendment thereto or refer to any successor thereof.
          (j) Section 409A. To the extent required by law, this Agreement and the grant of the Award hereunder are intended to comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement and the Award shall be administered and interpreted in a manner that is consistent with such intention. Notwithstanding the terms of Sections 3 and 5, to the extent that payment to the Executive is required to be delayed by six months pursuant to Section 409A, such payment shall be made as soon as administratively practicable following the first day of the seventh month following the Executive’s Termination of Employment, but in no event later than 90 days thereafter.

          (k) Rabbi Trust. In the event of a delay in payment upon a Change in Control beyond the date of completion of such Change in Control, amounts payable under Section 5(e) shall be contributed by the Company to a grantor trust established by the Company with an independent trustee immediately prior to the completion of the Change in Control giving rise to Executive’s entitlement to such amounts. The costs and fees associated with establishing and maintaining such grantor trust shall be borne by the Company. The amounts held in trust shall be invested in a stable value fund or other similar investment vehicle, which seeks to preserve principal while earning interest income. The investment vehicle shall be selected by an independent investment manager appointed by the Company. The interest income realized shall be included in and paid to Executive as and when Executive’s payment under this Section is made.
          (l) Governing Law. This Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.
          (m) Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

TRW AUTOMOTIVE INC.

By:

Name:
Title:

EXECUTIVE

EXHIBIT A
No payout if Share Price is less than 70% of the applicable Baseline Share
Price.

Share Price	Tranche Value Adjustment*
Share Price at the applicable Determination Date less than 70% of the applicable Baseline Share Price	0.0%

Share Price at the applicable Determination Date equal to or greater than 70%, but not more than 130% of the applicable Baseline Share Price	100%

Share Price at the applicable Determination Date greater than 130% of the applicable Baseline Share Price	130%